PART  II - OTHER  INFORMATION                                       Exhibit 11



                       STANT CORPORATION AND SUBSIDIARIES
                         COMPUTATION OF INCOME PER SHARE
                       ($ in Thousands, Except Share Data)



                                                         Three Months Ended
                                                       -------------------------

                                                          1996        1995
                                                       ----------  ----------

Net  Income                                               $5,542      $4,162
                                                       ----------  ----------


Primary  Income  Per  Share  of  Common  Stock             $0.33       $0.25
                                                       ----------  ----------


Weighted  Average  Common  Shares  Outstanding            16,227      16,227
Common  Stock  Equivalents - Effect  of  Exercise
   of  Stock  Options                                        377         656
                                                       ----------  ----------
Total                                                     16,604      16,883
                                                       ----------  ----------
                                                       ----------  ----------




Fully  Diluted  Income  Per  Share  of  Common  Stock      $0.33       $0.25
                                                       ----------  ----------


Weighted  Average  Common  Shares  Outstanding            16,227      16,227
Common  Stock  Equivalents - Effect  of  Exercise
   of  Stock  Options                                        498         656
                                                       ----------  ----------
Total                                                     16,725      16,883
                                                       ----------  ----------
                                                       ----------  ----------